                                                                 Exhibit 10.3

         AGREEMENT OF SUBLEASE ("Sublease") made as of the _____ day of January, 1996, by and between Storage Technology Company, a Delaware Corporation ("Sublessor") and You Bet!, a Delaware Corporation ("Sublessee").

                              W I T N E S S E T H

         WHEREAS, Sublessor is the Tenant under a certain Agreement of Lease dated January 14, 1992 as later amended pursuant to a certain First Amendment to Lease Agreement April 15, 1993 and amended pursuant to a certain Second Amendment to Lease Agreement dated May 12, 1993 (together the "Agreement of Lease")by and between 1950 Sawtelle Associates, L.P. as successor in interest to MDFC Loan Corporation, as Landlord, and Storage Technology Corporation as successor in interest to XL Datacomp, Inc., as Tenant (the Agreement of Lease as so amended is referred to herein as the "Master Lease");

         WHEREAS, Sublessee desires to occupy the Lease Premises covered by the Master Lease, as hereinafter set forth;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. SUBLEASED PREMISES. Sublessor hereby sublets to Sublessee, and Sublessee hereby hires and takes from Sublessor, the premises shown on Exhibit "A" attached hereto and made a part hereof (the "Subleased Premises"), which Subleased Premises are known as Suite 180 consisting of seven thousand, seven hundred seventy-nine (7,779) square feet in the building known as 1950 Sawtelle Boulevard, Los Angeles, California 90025 (the "Building").

         2. TERM OF SUBLEASE. The initial term of this Sublease shall commence on the date of Master Landlord's Consent to Sublease (the "Commencement Date") and shall end on March 31, 1998 (the "Termination Date"), unless terminated sooner as hereinafter provided. Notwithstanding the foregoing, this Sublease shall be cancellable at Sublessee's sole option if Master Landlord's Consent to Sublease is not obtained by January 26, 1996.

         3. THE MASTER LEASE. Sublessee acknowledges that it has reviewed and is familiar with all of the terms, covenants and conditions of the Master Lease, a copy of which is attached hereto as Exhibit "B" and made part hereof. This Sublease is subject and subordinate to all of the terms and conditions of the Master Lease. All of the terms, covenants and conditions of the Master Lease are incorporated herein by reference, to the extent they are applicable to the Subleased Premises, so that except to the extent that they are inapplicable, each and every term, covenant and condition of the Master Lease binding or inuring to the benefit of the "Landlord" thereunder (sometimes referred to herein as "Landlord") shall, in respect of this Sublease, bind or inure to the benefit of and be enforceable by Sublessor, and each and every term, covenant and conditions of the Master Lease binding or inuring to the benefit of "Tenant" thereunder shall, in respect of this Sublease, bind or inure to the benefit of and be enforceable by Sublessee, with the same force and effect as if such terms, covenants and conditions were completely set forth in this

Sublease and as if the words "Landlord" and "Tenant", or words of similar import, wherever the same appear in the Master Lease, were construed to mean, respectively, "Sublessor" and "Sublessee" in this Sublease, and as if the words "Demised Premises", or words of similar import, wherever the same appear in the Master Lease, were construed to mean the "Subleased Premises." Notwithstanding the foregoing, in case of irreconcilable conflict between the provisions of the Master Lease and the provisions of this Sublease, the provisions of this Sublease shall prevail as between Sublessor and Sublessee. Sublessee assumes and agrees, except as otherwise provided herein, to perform, observe, and comply with all of the terms, covenants and conditions on the "Tenant's" part to be performed, observed and complied with under the Master Lease as the same may or shall relate to the occupancy of the Subleased Premises.

4.       OCCUPANCY.

                 (a) Sublessee shall use and occupy the Subleased Premises solely for general office purposes.

                 (b) Sublessee covenants that it will occupy the Subleased Premises in accordance with the terms of the Master Lease and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublessor liable for any charge or expense, except as provided for herein.

                 (c) If any event described in Master Lease shall occur in respect of Sublessee or Sublessee's property or if Sublessee shall default in the payment of rent or additional rent hereunder or in the performance or observance of any of the terms, covenants and conditions of this Sublease or of the Master Lease on the part of Sublessee to be performed or observed, (all of the foregoing defaults beyond applicable notice and cure periods), Sublessor shall be entitled to the rights and remedies herein provided or reserved by Landlord in the Master Lease.

         5.      RENT AND ADDITIONAL RENT.

                 (a) Sublessee shall pay to Sublessor base rent for the Sublease Term totaling one hundred ninety-six thousand thirty-nine and no/100 dollars ($196,039) (the "Sublease Rent"). Upon Master Landlord's consent to this Sublease Document, Sublessee shall deposit into an escrow account with First Interstate Bank of Denver (the "Escrow Agent") using an escrow agreement in a form reasonably accceptable to both Sublessor and Sublessor and at Sublessor's expense therefor (the "Escrow Account") one-half of the Sublease Rent, by certified check or wire transfer, which is the sum of ninety-eight thousand nineteen and 50/100 dollars ($98,019.50). On or before March 31, 1996, Sublessee shall deposit into the Escrow Account an amount equal to the second half of the Sublease Rent by certified check or wire transfer, which is the sum of ninety-eight thousand nineteen and 50/100 dollars ($98,019.50). Except as provided in paragraph 5(c) below, these payments shall constitute the total obligation of Sublessee to Sublessor for rent under the Sublease.

                 (b) On the first day of May, 1996, and on the first day of each August, November, February, and May thereafter ("Quarterly Payment Date"), the Escrow Agent shall release the sum of twenty-three thousand sixty-three and 41/100 dollars ($23,063.41) ("Quarterly Payment") to Sublessor.

         (i) If Sublessee's President or Chief Technology Officer (together "Sublessee's Authorized Representative") presents a notarized document to Escrow Agent stating that Sublessor has not remitted monthly rent due under the Master Lease to Master Landlord, Escrow Agent will send a copy of same notice by FedEx to StorageTek's Manager of Corporate Real Estate. If StorageTek's Chief Financial Officer, Director of Corporate Services, or Manager of Corporate Real Estate (together "Sublessor's Authorized Representative") informs Escrow Agent within ten (10) business days that said notice is false, Escrow Agent will stop further disbursements until resolution according to provision 5(b)(vii) below. If Sublessor's Authorized





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
Representative does not provide such notice within this ten (10) business day period, Escrow Agent shall deduct that month's rent in the amount of seven thousand six hundred eighty-seven and 80/100 dollars ($7,687.80) ("Monthly Rent") from the next Quarterly Payment to Sublessor. Payments to Sublessor will resume accruing the next month, unless a notarized document is again received by Escrow Agent from Sublessee that Sublessor has not remited monthly rent due under the Master Lease to Master Landlord, in which case Escrow Agent will follow the process as outlined in paragraph 5(b)(i) hereinabove.

         (ii) Escrow Agent will continue to hold any monies deducted from Quarterly Payments to Sublessor until receiving instructions directing release of said funds signed and notarized by both Sublessee's Authorized
Representative and Sublessor's Authorized Representative.

         (iii) If Sublessee's Authorized Representative presents a notarized document to Escrow Agent stating that Sublessee is making Monthly Rent payments directly to the Master Landlord due to Sublessor's failure to make said payments, Escrow Agent will send a copy of same notice by FedEx to StorageTek's Manager of Corporate Real Estate. If Sublessor's Authorized Representative informs Escrow Agent within ten (10) business days that said notice is false, Escrow Agent will stop further disbursements until resolution according to provision 5(b)(vii) below. If Sublessor's Authorized Representative does not provide such notice within this ten (10) business day period, Escrow Agent shall deduct that month's rent in the amount of seven thousand six hundred eighty-seven and 80/100 dollars ($7,687.80) ("Monthly Rent") from the next Quarterly Payment to Sublessor. Furthermore, Escrow Agent will release said Monthly Rent to Sublessee within ten (10) business days after the deadline for Sublessor to refute said notice. Payments to Sublessor will resume accruing the next month, unless a notarized document is again received by Escrow Agent from Sublessee that Sublessee is making Monthly Rent payments directly to the Master Landlord due to Sublessor's failure to make said payments, in which case Escrow Agent will follow the process as outlined in paragraph 5(b)(iii) hereinabove.

         (iv) If Sublessee's Authorized Representative or Sublessor's Authorized Representative presents a notarized document to Escrow Agent stating that the Sublease has been terminated pursuant to the terms and conditions of the Sublease and/or the Master Lease for a reason other than Sublessee default, Escrow Agent will send a copy of same notice by FedEx to the other Authorized Representative . If that Authorized Representative informs Escrow Agent within twenty (20) business days that said notice is false, Escrow Agent will stop further disbursements until resolution according to provision 5(b)(vii) below. If the Authorized Representative does not provide such notice within this twenty (20) business day period, Escrow Agent shall release the remaining monies in the Escrow Account to Sublessee without further delay.

         (v) If Sublessee's Authorized Representative or Sublessor's Authorized Representative presents a notarized document to Escrow Agent stating that the Sublease has been terminated for reason of Sublessee default, Escrow Agent will send a copy of same notice by FedEx to the other Authorized Representative .
If that Authorized Representative informs Escrow Agent within twenty (20) business days that said notice is false, Escrow Agent will stop further disbursements until resolution according to provision 5(b)(vii) below. If the Authorized Representative does not provide such notice within this twenty (20) business day period, Escrow Agent shall release the remaining monies in the Escrow Account to Sublessor without further delay.

         (v) If Sublessee's Authorized Representative or Sublessor's Authorized Representative presents a notarized document to Escrow Agent stating that the Sublessee is entitled to an





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
abatement of rent under the Sublease and further illustrating the proportion of monthly rent to be abated, Escrow Agent will send a copy of same notice by FedEx to the other Authorized Representative. If that Authorized Representative informs Escrow Agent within ten (10)) business days that said notice is false, Escrow Agent will stop further disbursements until resolution according to provision 5(b)(vii) below. If the Authorized Representative does not provide such notice within this ten (10) business day period, Escrow Agent shall withhold the sum representing the proportionate abatement of monthly rent ("Monthly Abatement") from the next Quarterly Payment to Sublessor. Furthermore, Escrow Agent will release said Monthly Abatement to Sublessee within ten (10) business days after the deadline for Sublessor to refute said notice. Payments to Sublessor will resume accruing the next month, unless a notarized document is again received by Escrow Agent from Sublessee's Authorized Representative or Sublessor's Authorized Representative stating that Sublessee is entitled to an abatement of rent under the Sublease and further illustrating the proportion of monthly rent to be abated, in which case Escrow Agent will follow the process as outlined in paragraph 5(b)(v) hereinabove.

         (vi) Notwithstanding any of the foregoing clauses herein, Sublessor shall be exclusively entitled to retain all interest accruing on the outstanding balance in the Escrow Account.

         (vii) In the event of a dispute between Sublessor and Sublessee regarding Sublessor's or Sublessee's rights to the escrowed funds, then such dispute shall be settled by arbitration, whether by use of a private arbitration firm or otherwise, in accordance with the rules of the American Arbitration Association within thirty (30) days of such dispute. Sublessor and Sublessee shall each select one arbitrator and a third arbitrator will be selected unanimously by the two arbitrators, or, if they are so unable, then Sublessor and Sublessee shall consent to the selection of the third arbitrator by the Denver, Colorado office of the American Arbitration Association. Arbitration shall take place in Denver, Colorado, unless otherwise mutually agreed in writing. The decision of such arbitrators shall be binding upon Sublessor and Sublessee.

                 (c) Within ten (10) days of presentation of invoice, Sublessee shall pay to Sublessor, as additional rent, any and all charges for services beyond those included under the Master Lease incurred by Sublessor (e.g., after hours heating or air conditioning) as a result of Sublessee's tenancy of the Premises (the "Additional Services Reimbursement"). The Additional Services Reimbursement shall be reserved for reimbursement by Sublessee to Sublessor for those additional services requested by Sublessee of Master Landlord which are outside of the basic scope of the Master Lease.

                 (d) Sublessee and Sublessor acknowledge that the amount set forth in paragraph 5(a) above is intended to be Sublessor's full compensation for Sublessee's occupancy of the Subleased Premises. Specifically and without limitation, Sublessee shall not be obligated to pay for any increases in Operating Expenses that Sublessor may be obligated to pay to the Master Landlord under the Master Lease.

         6. SUBLESSOR'S IMPROVEMENTS. The Premises are hereby accepted in "as is" condition.

         7.      SECURITY DEPOSIT.  This section is intentionally deleted.





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
         8. EMINENT DOMAIN. If the whole or any part of the Subleased Premises shall be taken or condemned in any manner by any competent authority for any public or quasi-public use, or if the Landlord under the Master Lease or Sublessor as "Tenant" thereunder, shall terminate the Master Lease as provided in the Master Lease, in any such event, the term of this Sublease shall cease and terminate as of the date of vesting of title or such termination as the case may be.

         9.      NO ASSIGNMENT OR SUBLETTING.      Sublessee, for itself, its
successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Sublease, nor sublet, nor suffer or permit the Subleased Premises or any part thereof to be used by others without the prior written consent in each instance of Landlord. Landlord's consent shall be governed by the terms of the Master Lease. If this Sublease shall be assigned, or if the Subleased Premises or any part thereof shall be sublet or occupied by any person, firm or corporation other than Sublessee, Sublessor may, after default by Sublessee, collect rent from the assignee, sub-tenant or occupant and apply the net amount collected to the rent and additional rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Sublessee from the future performance by it of the covenants on the part of it herein contained.

         10. QUIET ENJOYMENT. Sublessor covenants and agrees with Sublessee that upon Sublessee's paying the rent and additional rent and observing and performing all of the terms, covenants and conditions on Sublessee's part to be observed and performed, Sublessee may peaceably and quietly enjoy the Subleased Premises, subject to the terms and conditions of this Sublease and to the Master Lease.

         11.     INDEMNITY.

                 (a) Each party hereto does hereby indemnify the other, and agrees to hold the other harmless, of and from any claim, damage, loss, liability, cost or expense, including reasonable attorney's fees, which either may suffer or incur by reason of the failure of the other to perform, observe and comply with any of the terms, covenants and conditions of this Sublease or the Master Lease, as same may affect the Subleased Premises. Any other provision in this Sublease to the contrary notwithstanding, Sublessee shall pay to Sublessor as additional rent any and all sums which Sublessor may be required to pay to Landlord arising out of, by reason of, or resulting from Sublessee's failure to perform or observe one or more of the terms and conditions of the Master Lease pertaining to the Subleased Premises.

                 (b) Sublessee agrees to indemnify, defend, and hold harmless Sublessor, and its respective agents and employees, from and against any and all liabilities, claims, demands, costs, and expenses of every kind and nature, including reasonable attorneys' fees, arising from any injury, including death to any person or damage to any property occurring in, on, or about the Subleased Premises, when such injury or damage shall be caused in whole or in part by the act, neglect, fault of, or omission of any duty with respect to the same by Sublessee, its agents, servants, employees, or invitees, except to the extent that such injury or damage shall be caused





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by the act, neglect, fault of, or omission of any duty by Sublessor or the
Master Landlord and their respective agents, servants, employees or invitees. Sublessee further agrees to indemnify and save harmless Sublessor against and from any and all claims by or on behalf of any person, firm, or corporation, arising from the conduct or management of any work or thing whatsoever done by Sublessee in or about or from transactions of the Sublessee, concerning the Subleased Premises or Building, and will further indemnify and save Sublessor harmless against and from any and all claims arising from any act or negligence of Sublessee, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses, and liabilities incurred in connection with any such claim or action proceeding brought thereon, except to the extent that such injury or damage shall be caused by the act, neglect, fault of, or omission of any duty by Sublessor, its agents, servants, employees or invitees.

                 (c) The provisions of this Indemnity paragraph shall survive the expiration or termination of this Sublease with respect to any claims or liability occurring prior to such expiration or termination.

         12. BROKER'S COMMISSION. Sublessor and Sublessee represent to each other that the real estate brokers involved in this transaction are CB Commercial and Metrospace Corporation (collectively "Broker") and that neither has dealt with any other real estate broker aside from Broker in this transaction. Sublessor and Sublessee hereby each agree to indemnify the other and hold the other harmless from and against any and all claims of any other broker for any commission or fee if the same shall arise by, through, or on account of any act of the indemnifying party or its representatives.

         13. NOTICES. Any notice, election, demand, request, direction or other documents or communication (each, a "Notice") required or permitted to be given under this shall be in writing and shall be deemed sufficiently given only if delivered in person or sent by certified or registered mail, postage prepaid, return receipt requested or by Federal Express or other reputable overnight mail or delivery service to Sublessor or Sublessee, as the case may be, at the address set forth below;

                 (a)      If to Sublessor:

                                  Department of Corporate Real Estate
                                  Storage Technology Corporation
                                  2270 South 88th Street
                                  Louisville, CO 80028-6204

                 (b)      If to Sublessee:

                                  You Bet!
                                  Attn:
                                  1950 Sawtelle Boulevard, Suite 180
                                  Los Angeles, CA  90025





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
or to such other address as Sublessor or Sublessee, as the case may be, may have specified in a Notice given no less than five (5) days in advance of the effective date of such change. Notices shall be deemed given on the date delivered, if hand delivered, or three (3) days after mailed or forwarded, if otherwise sent.

         14. BINDING EFFECT. The covenants, conditions and agreements contained herein shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective heirs, distributees, executors, administrators, successors and assigns, as permitted hereby.

         15. GOVERNING LAW. This Sublease and its validity and interpretation shall be construed in accordance with the laws of the State of California.





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         16.     AMENDMENTS TO MASTER LEASE.

                 (a) In addition to those provisions already noted herein that are contrary to the Master Lease, those provisions of the Master Lease that do not apply hereto are: Master Lease Paragraphs 6, 7, 54, 55, 56, 57; First Amendment to Lease Paragraphs 2, 3, 4, 5, 6, 7, 8, 9, 10, 13, 14, 17, 18; Work Letter Agreement to First Amendment to Lease; Second Amendment to Lease Paragraphs 2, 3, 4, 5, 6, 8; Work Letter Agreement to Second Amendment to Lease.

         17. DUTY TO MITIGATE DAMAGES. In the event that Sublessee is in default hereunder beyond applicable notice and cure periods, Sublessor shall be under a duty to mitigate its damages caused by such default. In the event that Sublessor is in default hereunder, beyond applicable notice and cure periods, Sublessee shall be under a duty to mitigate its damages caused by such default.

         18. CONDITION OF PREMISES. Except as otherwise provided in Paragraph 6 (a) hereinabove, Sublessor shall deliver the Subleased Premises in "as is" condition with all existing carpeting and wall coverings in their current condition and location.

         19. ATTORNMENT TO LANDLORD. In the event of cancellation or termination of the Master Lease for any reason whatsoever or of the surrender of the Master Lease whether voluntary, involuntary or by operation of law, prior to the expiration date of this Sublease, including any extensions or renewals granted hereunder, Sublessee, at Landlord's option, shall make full and complete attornment to Landlord for the balance of the term of the Sublease, provided Landlord agrees in writing not to disturb Sublessee's possession of the Subleased Premises if Sublessee pays the rent payable under this Sublease and otherwise complies with the terms of this Sublease. Such attornment shall be evidenced by an agreement in form and substance satisfactory to Landlord which Sublessee shall execute and deliver at any time within five (5) days after request by Landlord, its successors and assignees.

         20. TERMINATION OF MASTER LEASE. Sublessor covenants and agrees for itself, its successors and assigns, that no attempt shall be made to enter into a voluntary early termination of the Master Lease (a "Voluntary Termination Agreement") with respect to the Subleased Premises unless any such Voluntary Termination Agreement contains a provision whereby Master Landlord agrees to recognize Sublessee as a primary tenant upon the terms and conditions of this Sublease, its Exhibits, and the Master Lease to the extent applicable.

         21. NO VIOLATIONS OF REQUIREMENTS. Sublessor has received no notice of any violation of any Federal, State, County, Municipal or quasi-governmental ordinance, statute, law, rule, regulation or requirement (all of such ordinances, statutes, laws, rules, regulations or requirements are collectively referred to herein as "Requirements") affecting the Subleased Premises or any portion thereof. To the best of Sublessor's knowledge, the Subleased premises were in compliance with all Requirements at the commencement of Sublessor's occupancy. The term quasi-governmental authority as used herein shall be deemed to include, without limitation, any fire rating organization having jurisdiction over the Subleased Premises.





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

         22. PERFORMANCE BY SUBLESSOR. Sublessor shall duly pay each installment of rent and additional rent under the terms of Master Lease and will duly observe and perform every term and condition that is not provided in this Sublease to be observed and performed by Sublessee, except to the extent that any failure to so pay or any failure in such observance or performance shall have resulted, directly or indirectly, from any failure to observe a terms or condition required under this Sublease by Sublessee hereunder (including, without limitation, the failure of Sublessee to pay any amount of rent or additional rent hereunder). Sublessor will not do or permit any act, condition, or thing to occur which would or may constitute a default under the Master Lease, except to the extent that such occurrence shall have resulted, directly or indirectly, from a default by Sublessee hereunder (including without limitation, the failure of Sublessee to pay any amount of rent or additional rent hereunder). Sublessee agrees that Sublessor shall not be required to perform any of the covenants and obligations of Landlord under the Master Lease and , insofar as any of the covenants and obligations of Sublessor hereunder are required to be performed under the Master Lease by Landlord thereunder, Sublessee acknowledges that Sublessor shall be entitled to look to Landlord for such performance. Sublessor shall take such action as may reasonable be indicated, under the circumstances, to secure such performance upon Sublessee's written request therefor.

         23. PAYMENT/ACTION BY SUBLESSEE. Sublessee shall have the right, at any time and from time to time, but shall not be obligated, to make any payment or take any action necessary to prevent a default under the terms of the Master Lease and the amount of any such payment or the cost of any such action shall be treated as a sum of money advanced by Sublessee to Sublessor and shall be repayable by Sublessor to Sublessee on demand.

         24. SUBLESSEE'S ENFORCEMENT RIGHT. Except as otherwise provided herein, whenever Sublessor shall have the right to enforce any rights against Landlord because of the default or breach of request and Sublessor fails to enforce such rights, then Sublessee shall have the right to enforce any such rights of Sublessor. Such enforcement shall be the sole expense of Sublessee. In the event Landlord raises as a defense to any action brought by Sublessee that Sublessee has no legal ability to assert claims against Landlord, Sublessor agrees to join such action, provided that all costs incurred in joining such action shall be borne by Sublessee. Any amount of recovery obtained by Sublessee shall be the property of Sublessee.

         25. NO MODIFICATION OF MASTER LEASE. Sublessor shall not modify or surrender the Master Lease without the prior written consent of Sublessee, and any modification or surrender made without such consent shall be null and void and shall have no effect on the rights of Sublessee under this Sublease. Notwithstanding the foregoing, Sublessor shall have the right to surrender the Master Lease without Sublessee's consent if such surrender contains a provision whereby Landlord agrees to recognize Sublessee as a primary tenant upon the terms and conditions of this Sublease, its Exhibits and the Master Lease to the extent applicable.

         26. LANDLORD'S CONSENT. The Commencement Date of this Sublease shall not occur unless and until the written consent of Landlord to this Sublease has been obtained. Sublessor shall use its best efforts to promptly obtain such consent.

         27. LANDLORD'S NOTICES. Sublessor shall promptly transmit any reasonable notice which Sublessee wishes to direct to Landlord.

         28. BUILDING LISTING. Subject to any rights of Landlord under the Master Lease, Sublessor consents to the listing of Sublessee on the door of the Subleased Premises and on the Building directory associates and certain personnel employed by Sublessee. Any costs associated with changing such Building Listing shall be borne exclusively by Sublessee.

         29. ENTIRE AGREEMENT. This Sublease and the Exhibits annexed hereto set forth the entire Sublease between the parities covering everything agreed upon or understood in connection with this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change, alteration, modification or waiver of any of the terms or provisions hereof shall be valid unless the same shall be in writing and signed by the parties hereto.

         30. CAPTIONS. Paragraph titles or captions contained in this Sublease are inserted only as a matter of convenience and as a reference and in no way define, limit or extend or describe the scope of this Sublease or the intent of any of the provisions hereof.

         31. PRONOUNS AND GENDER. Words in the plural shall include the singular and words in the singular shall include the plural as the context of such words indicate. All pronouns and defined terms and any variations thereof shall be deemed to refer to masculine, feminine, singular or plural as the identity of the person or persons may require.

         32. FURTHER ASSURANCES. Each of the parties shall cooperate and take such action, give such assurances and execute and deliver such documents as may be reasonable requested by the other in order to carry out the purpose and provisions of this Sublease.

         33. COUNTERPARTS. This Sublease may be executed in one or more counterparts, each of which shall be deemed to be an original; but all such counterparts, when taken together, shall constitute one and the same instrument.

         34. ILLEGAL PROVISION. If any provision of this Sublease is held to be illegal, invalid or unenforceable (collectively "Illegal") under present or future laws, such provision shall be fully severable as if such Illegal provision had never comprised a part of the Sublease; and the remaining provisions of this Sublease shall remain in full force and effect and shall not be affected by the Illegal provision or by its severance from this Sublease. Furthermore, in lieu of such Illegal provision, there shall be added automatically as a part of this Sublease, a provision as similar in terms to such Illegal provision as may be possible and same shall be legal, valid or enforceable, as applicable.

         IN WITNESS WHEREOF, Sublessor and Sublessee have each caused this Sublease to be executed by their duly authorized representative as of the day and year first written above.

Witness                           Sublessor:
                                  STORAGE TECHNOLOGY CORPORATION
                                  a Delaware Corporation



_______________________           By:      __________________________________
                                           Axel B. Russell, Manager of
                                             Corporate Real Estate


_______________________           Date:    __________________________________



                                  Sublessee:

                                  YOU BET!
                                  a Delaware Corporation



_______________________           By:      __________________________________




_______________________           Date:    __________________________________


STATE OF COLORADO         )
                          )   SS.
COUNTY OF BOULDER         )


The foregoing instrument was acknowledged before me this _______ day of

_____________, 19___ by _____________________________________, the

_____________________________________________________ of  STORAGE TECHNOLOGY

CORPORATION,  a Delaware Corporation.


____________________________               My Commission Expires ____________
Notary Public





STATE OF _______________________    )
                                    )   SS.
COUNTY OF ________________________  )


The foregoing instrument was acknowledged before me this _______ day of

______________,19___ by ______________________________________, the

_____________________________________ of You Bet!, a  ___________________

Corporation.


____________________________             My Commission Expires ____________
Notary Public

                                   EXHIBIT A
                               SUBLEASED PREMISES

                                   EXHIBIT B

                                  MASTER LEASE





                                    page 15